Exhibit 10.11

FOURTH AMENDMENT

This Fourth Amendment, effective as of the date set forth above the signatures of the parties below, pertains to the Exclusive Patent License Agreement (“Agreement 4909826”), effective on October 31, 2002, as subsequently amended by a First Amendment on November 15, 2002, a Second Amendment on July 17, 2004, and a Third Amendment on August 5, 2006, by and between the Massachusetts Institute of Technology (“M.I.T.”) and Momenta Pharmaceuticals, Inc. (“COMPANY”).

WHEREAS, COMPANY no longer plans to commercialize the technology included in MIT Case Number 9085, “Aerosol Administration of Heparin to the Lungs,” by Dongfang Liu, Yiwei Qi, Ram Sasisekharan, Mallikarjun Sundaram and Ganesh Venkataraman;

WHEREAS, M.I.T. agrees to remove this case from Agreement 4909826 without penalty to COMPANY;

NOW, THEREFORE, M.I.T. and COMPANY hereby agree to remove this case and all future obligations relating to this case from Agreement 4909826.

All other terms and conditions of Agreement 4909826 shall remain unchanged.

The AMENDMENT EFFECTIVE DATE is January 10, 2007.

Agreed to for:

MASSACHUSETTS INTITUTE OF		MOMENTA PHARMACEUTICALS, INC.
TECHNOLOGY
By	/s/ Lita Nelsen	By	/s/ Susan K. Whoriskey
Name	Lita L. Nelsen,	Name	Susan K. Whoriskey, Ph.D.
Title	Director, Technology Licensing Office	Title	Vice President, Licensing & Business
Development